UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TOWER BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TOWER BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 9, 2008

TO THE SHAREHOLDERS OF TOWER BANCORP, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Tower Bancorp, Inc. will be held at 1:30 p.m., prevailing time, on Wednesday, April 9, 2008, at the Rescue Hose Company Special Events Center, 407 South Washington Street, Greencastle, Pennsylvania 17225, for the following purposes:

1.                                       To elect two (2) Class C Directors to serve for a 3-year term and until their successors are elected and qualified;

2.                                       To ratify the selection of Smith Elliott Kearns & Company, LLC, Certified Public Accountants, as the independent accountants for the corporation for the year ending December 31, 2008; and

3.                                       To transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

In accordance with the By-laws of the corporation and action of the Board of Directors, only those shareholders of record at the close of business on February 13, 2008, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

A copy of the corporation’s 10-K including the Annual Report for the fiscal year ended December 31, 2007, is enclosed with this Notice.  Copies of the corporation’s Annual Report for the 2006 fiscal year may be obtained by contacting Franklin T. Klink, III, Treasurer, Tower Bancorp, Inc., P.O. Box 8, Center Square, Greencastle, Pennsylvania 17225; (717) 597-2137.

We urge you to mark, sign, date and promptly return your proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that we may assure the presence of a quorum.  The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the corporation in reducing the expense of additional proxy solicitation. Giving your proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the corporation.

By Order of the Board of Directors,

Jeff B. Shank, President

March 20, 2008

Greencastle, Pennsylvania

TOWER BANCORP, INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON APRIL 9, 2008

GENERAL

Introduction, Date, Time and Place of Annual Meeting

The Board of Directors of the corporation furnishes this proxy statement for the solicitation of proxies to be voted at the Annual Meeting of Shareholders of the corporation to be held on Wednesday, April 9, 2008, at 1:30 p.m., prevailing time, at the Rescue Hose Company Special Events Center, 407 South Washington Street, Greencastle, Pennsylvania 17225, and at any adjournment or postponement of the meeting.

The corporation’s main office is located at Center Square, Greencastle, Pennsylvania 17225.  The corporation’s telephone number is (717) 597-2137.  The corporation is the holding company for its wholly-owned subsidiary, The First National Bank of Greencastle.  All inquiries regarding the annual meeting should be directed to Jeff B. Shank, President of the corporation and the bank.

Solicitation and Voting of Proxies

We are mailing this proxy statement and the enclosed form of proxy to shareholders of the corporation on or about March 20, 2008. Proxy holders will vote shares represented by proxies on the accompanying proxy, if properly signed and returned, in accordance with the specifications made on the proxies by the shareholders. Any proxy not specifying to the contrary will be voted:

•                  For the election of the nominees for director identified in this proxy statement;

•                  For the ratification of the selection of Smith Elliott Kearns & Company, LLC as the independent accountants for the corporation for the year ending December 31, 2008; and

•                  In accordance with the recommendations of the Board of Directors for any other business that may properly come before the annual meeting and any adjournment or postponement of the meeting.

The execution and return of the enclosed proxy will not affect a shareholder’s right to attend the annual meeting and vote in person, after giving written notice to the Secretary of the corporation.  A shareholder who returns a proxy may revoke it at any time before it is voted by delivering written notice of revocation to John H. McDowell, Sr., Secretary of Tower Bancorp, Inc., P.O. Box 8, Greencastle, Pennsylvania 17225.

The corporation will bear the cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material that the corporation may furnish shareholders in connection with the annual meeting.  In addition to the use of the mail, directors, officers and employees of the corporation and of the bank may, without additional compensation, solicit proxies personally, by telephone, telecopier or other electronic means. The corporation will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by those persons. Upon request, the corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy

A shareholder who returns a proxy may revoke the proxy at any time before it is voted only:

•                  By giving written notice of revocation to John H. McDowell, Sr., Secretary of Tower Bancorp, Inc.,

P.O. Box 8, Greencastle, Pennsylvania 17225;

•                  By executing a later-dated proxy and giving written notice thereof to the Secretary of the corporation; or

•                  By voting in person after giving written notice to the Secretary of the corporation.

Record Date, Voting Securities, and Quorum

The record date for the annual meeting is February 13, 2008.  At the close of business on February 13, 2008, the corporation had 2,317,873 shares of common stock outstanding, the only issued and outstanding class of stock.  Only holders of common stock of record at the close of business on February 13, 2008, are entitled to notice of and to vote at the annual meeting.  The corporation is also authorized to issue 500,000 shares of preferred stock, none of which have been issued.  On all matters to come before the annual meeting, each share of common stock is entitled to one vote.  Cumulative voting rights do not exist with respect to the election of directors.

Pennsylvania law and the laws of the corporation require the presence of a quorum for each matter to be acted upon at the annual meeting.  The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the annual meeting.  Votes withheld and abstentions will be counted in determining the presence of a quorum.  Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

Assuming the presence of a quorum, the two nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the meeting is required for ratification of the selection of the independent auditors.  Abstentions and broker non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for or against ratification.  Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each matter by reducing the total number of shares voted from which the required majority is calculated.

PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION’S STOCK

Principal Holders

To the best of our knowledge, no persons or entities, owned of record or beneficially, on February 13, 2008, more than 5% of the corporation’s outstanding common stock.

Beneficial Ownership by Officers, Directors and Nominees

The following table sets forth, as of February 13, 2008, and from information supplied by the respective persons, the amount and the percentage, if over 1%, of the common stock of the corporation beneficially owned by each director, each nominee for director and all named executive officers and directors of the corporation as a group.  Unless otherwise noted, shares are held directly by the respective individual. The shares beneficially owned include stock dividends paid by the corporation.

The securities “Beneficially Owned” by an individual are determined in accordance with the definition of “Beneficial Ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after February 13, 2008.  Beneficial ownership may be disclaimed as to certain of the securities.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership	Percent of Class(10)
Class A Directors (to serve until 2009)
Mark E. Gayman	4,755(1)	—
James H. Craig, Jr.	12,814(2)	—
Harry D. Johnston	26,653(3)	1.13%

Class B Directors (to serve until 2010)
Jeff B. Shank	29,283(4)	1.25%
Frederic M. Frederick	4,485(5)	—
Lois E. Easton	13,530(6)	—
Terry L. Randall	56,215(7)	2.39%

Class C Directors and Nominees (to serve until 2011)
Kermit G. Hicks	35,278(8)	1.50%
Patricia A. Carbaugh	627(9)	—

Named Executive Officers
Franklin T. Klink, III	5,245	—
John H. McDowell, Sr.	17,265	—

All Officers, Directors and Nominees as a Group (11 persons)	206,150	8.77%

(1)	Includes 534 shares held by Mr. Gayman’s spouse and 382 shares held by Mr. Gayman’s child. Shares and percent include 2,773 shares subject to vested options.

(2)	Shares and percent include 6,494 shares subject to vested options.

(3)

Shares include 13,640 shares held individually by Dr. Johnston’s spouse, 8,663 shares held jointly with his child, 3,150 shares held in an IRA for Dr. Johnston and 1,040 shares held in an IRA for Dr. Johnston’s spouse. Shares and percent include 160 shares subject to vested options.

(4)

Includes 15,797 shares held jointly with his spouse, and 12,986 shares held by the ESOP that are allocated to Mr. Shank’s account and over which he exercises investment control. Shares and percent include 500 shares subject to vested options.

(5)	Includes 1,412 shares held jointly with his spouse and 100 shares held by each of his three children. Shares and percent include 2,773 shares subject to vested options.

(6)	Includes 310 shares held by Ms. Easton’s spouse. Shares and percent include 6,494 shares subject to vested options.

(7)	Shares and percent includes 1,086 shares held jointly with spouse and 54,969 shares held in the H.B. Mellott Estate, Inc. Shares and percent include 160 shares subject to vested option.

(8)	Includes 8,252 shares held by Mr. Hicks’ spouse. Shares and percent include 6,494 shares subject to vested options.

(9)	Shares and percent include 160 shares subject to vested options.

(10)	The percent of class assumes all outstanding options issued to the directors and officers have been exercised and, therefore, on a pro forma basis, 2,351,150 shares of common stock outstanding.

ELECTION OF DIRECTORS

Shareholders will elect two (2) Class C Directors at the Annual Meeting.  The nominees for Class C Directors are Kermit G. Hicks and Patricia A. Carbaugh.  The directors will serve for a 3-year term and until their successors are elected and qualified.  Unless otherwise instructed, the proxyholders will vote the proxies received by them for the election of the nominees. If the nominees should become unavailable for any reason, proxyholders will vote proxies in favor of substitute nominees, as the Board of Directors of the corporation shall determine.  The Board of Directors has no reason to believe the nominees will be unable to serve if elected.  Any vacancy occurring on the Board of Directors of the corporation, for any reason, may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

In addition, cumulative voting does not exist for the election of directors.  Each share of common stock is entitled to cast one vote for each nominee.  For example, if a shareholder owns ten shares of common stock, he or she may cast up to ten votes for each of the two directors in the class to be elected.

INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

The following table contains certain information, as of February 13, 2008, with respect to current directors, nominees for director and certain officers of the corporation.

Name	Age	Principal Occupation for Past Five Years and Position Held with the Corporation and the Bank	Director Since Corp/Bank

Class A Directors — Term Expires 2009
Mark E. Gayman	55	Owner - Gaymere Farms	2003/2003
James H. Craig, Jr.	74	Retired Dentist	1990/1990
Harry D. Johnston	71	Physician	2006/2006

Class B Directors — Term Expires 2010
Jeff B. Shank	52	President/CEO of the Corporation and the Bank	1992/1992
Frederic M. Frederick, Vice Chairman of the Board	51	Partner in engineering firm of Frederick, Seibert & Associates, Inc.	2002/2002
Lois E. Easton	72	Retired Marketing Manager of the Bank	1996/1996
Terry L. Randall	60	President/CEO of Mellott Enterprises, Inc.	2006/2006

Class C Directors — Term Expires 2008 and Nominees for Class C Directors
Kermit G. Hicks, Chairman of the Board

72

Hicks Chevrolet, Inc.

1983/1969

Patricia A. Carbaugh

64

		Administrative Assistant John L. Grove Medical Ctr.

2006/2006

GOVERNANCE OF THE COMPANY

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity.  The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices.  We continually review these governance practices, Pennsylvania law (the state in which we are incorporated) and SEC regulations, as well as best practices suggested by recognized governance authorities.

Independent Directors

During 2007, all members of the Board of Directors were independent, with the exception of Mr. Shank, in accordance with the independence standards of the NASDAQ Stock Market.  In determining the directors’ independence, the Board of Directors considered loan transactions between the bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the Board (in addition to those listed above) in reaching its determination that the directors are independent.

Name	Independent	Other Transactions/Relationships/Arrangements
Ms. Carbaugh	Yes	None
Dr. Craig	Yes	None
Ms. Easton	Yes	None
Mr. Frederick	Yes	None
Mr. Gayman	Yes	None
Mr. Hicks	Yes	None
Dr. Johnston	Yes	None
Mr. Randall	Yes	None

In each case, the Board determined that none of the transactions above impaired the independence of the director.  For more information, please refer to “Certain Transactions”.

Code of Ethics

Since 1986, we have had a Code of Ethics.  In 2005, as required by law and regulation, we amended our Code of Ethics.  Our Codes of Ethics are applicable to our directors, officers and employees.  The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.  The Board periodically receives reports on our compliance program. The Code of Ethics is posted on our website at www.fnbgc.com under the “About FNB” tab.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the board.  Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary.  Written communications received by the corporation from shareholders are shared with the full board no later than the next regularly scheduled board meeting.

Meetings and Committees of the Board of Directors

Mr. Gayman, Dr. Craig, Mr. Shank, Mr. Frederick, Ms. Easton, Ms. Carbaugh, Dr. Johnston, Mr. Randall, and Mr. Hicks are members of each committee of the bank, except the Audit and Compensation Committees.  The directors of the corporation are also directors of the bank.  Committee members receive no fee for attendance at committee meetings.  To date, except for the Compensation Committee, none of the committees have designated a Chairman.

During 2007, the directors of the corporation held 15 meetings and the directors of the bank held 28 board meetings.  Each of the directors attended at least 75% of the combined total number of meetings of the Board of Directors and of the committees to which  they belong.

Executive Committee: This committee consists of the Chairman of the Board, Vice-Chairman, President and Chief Executive Officer and Executive Vice President of the corporation.  This committee meets when necessary, at the request of the Chairman, Vice-Chairman or President of the corporation to discuss and prepare recommendations on various business matters prior to the regular Board of Directors meeting.

Audit Committee: The Audit Committee, of which directors Dr. Craig, Ms. Easton, Mr. Gayman, Ms. Carbaugh, Dr. Johnston, Mr. Hicks and Mr. Randall are members, held nine (9) meetings during fiscal year 2007.  The members of the Audit Committee are all independent under NASDAQ independence standards.  The Audit Committee oversees the accounting and tax functions of the corporation, recommends to the Board the engagement of independent accountants for the year, reviews with management and the accountants the plan and scope of the audit engagement, reviews the annual financial statements of the corporation and any recommended changes or modifications to control procedures and accounting practices and policies, and monitors with management and the accountants the corporation’s system of internal controls and its accounting and reporting practices.  The Audit Committee has adopted a charter which was attached to the 2007 proxy statement as Appendix A.

We have no ‘audit committee financial expert.’  We believe the cost to retain a financial expert at this time is prohibitive.  However, the Board of Directors believes that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the committee.  The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Compensation Committee:  The Compensation Committee, of which directors Messrs. Frederick, Hicks, and Randall are members, held two (2) meetings during fiscal year 2007.  The members of the Compensation Committee are all independent under NASDAQ independence standards.  The Compensation Committee’s duties include evaluating the Chief Executive Officer’s performance in light of goals and objectives and setting the Chief Executive Officer’s compensation levels based on its evaluation.  The Compensation Committee reviews and makes recommendations to the Board from time to time regarding the corporation’s compensation programs and benefits programs for executive personnel.

The agenda for the Compensation Committee meetings is determined by the Chairman of the Board who chairs the Compensation Committee.  The Compensation Committee is charged with determining and recommending to the full Board of Directors the compensation for the Named Executive Officers and the members of the Board of Directors and for reviewing the suggested compensation for all employees.  The Compensation Committee delegates to the President and Chief Executive Officer the responsibility of conducting annual reviews for the other executive officers and determining appropriate levels of compensation for all employees, excluding his compensation. The Compensation Committee first reviews the recommended levels of compensation and approves the levels for presentation to the full Board of Directors.  The Board of Directors then advises the Chief Executive Officer on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel.

The President and Chief Executive Officer does not recommend the level of director compensation.  The level of director compensation was determined by reviewing the compensation reported in similarly situated financial institution’s annual materials.

The company engaged Webber H. R. Solutions, LLC as consultants to assist in establishing compensation for executives and non-executives.  Their work was completed in  December 2007.

The Compensation Committee has adopted a charter which was attached to the 2007 proxy statement as Appendix B.

Nominating Committee and Nominations: The corporation does not have a standing nominating committee.  The Board of Directors performs the duties typically associated with the nominating committee.  A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the President of the corporation in accordance with Section 10.1 of the corporation’s by-laws.  Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the corporation in writing not less than 45 days prior to the date of any meeting of shareholders called for the election of directors. The Board does not have a policy for considering director candidates recommended by shareholders due to the infrequency of nominations, but its policy is to give due consideration to any and all candidates.  The Board does not have any specific minimum qualifications for consideration for candidates.

Annual Meeting Attendance

The corporation has no specific policy requiring directors to attend the Annual Meeting of Shareholders. All members of the Board of Directors, except for Mr. Randall and Mr. Pensinger were present at the 2007 Annual Meeting of Shareholders.  All members of the Board of Directors are  expected to attend the 2008 Annual Meeting of Shareholders.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

The corporation has a Compensation Committee which consists of non-employee directors.  The agenda for the Compensation Committee meetings is determined by the Chairman of the Board who chairs the Compensation Committee.

Compensation and Benefits Philosophy

The compensation and benefits programs for the corporation’s executives are designed with the goal of providing compensation that is fair, reasonable and competitive.  The programs are intended to help the corporation recruit and retain qualified executives, and provide rewards that are linked to performance while also aligning the interests of executives with those of the corporation’s shareholders.

The design of specific programs is based on the following guiding principles:

Performance

The corporation believes that the best way to accomplish alignment of compensation with the interest of the shareholders is to link pay directly to individual and corporation performance.  When performance exceeds expectations, pay levels are expected to be above the competitive median.

Competitiveness

Compensation and benefits programs are designed to be competitive with those provided by companies with whom we compete for talent, specifically other financial institutions.  In general, programs are considered competitive when they are at median levels as measured against these competitor companies.

Benefit programs are designed to provide competitive levels of protection and financial security.  Basic benefit programs are not based on performance.  Bonus and incentive programs are tied to the corporation’s performance to motivate the named executive officer to meet the corporation’s performance goals and to reward the named executive officer when such goals are met.

Cost

Compensation and benefit programs are designed to be cost-effective and affordable, ensuring that the interests of the shareholders are considered.  They are also designed to place a portion of the named executive officer’s compensation at risk whereby the named executive officer will only receive incentive compensation when specific corporation goals are met.

Comparator Group

The relevant comparator group for compensation and benefits programs consists of financial institutions of like asset size and geographically located that the corporation competes for the same talent. Salary and benefit information is gathered from proxies of financial institutions and salary surveys, as further discussed in Benchmarking.

Internal Equity

The guiding principles described above are the same principles that govern the design of the compensation and benefit plans provided to the corporation’s non-executive workforce.  The corporation believes that this alignment of philosophy is an important element in creating an environment of trust and teamwork that furthers the long-term interests of the corporation and the shareholders.

Components of Total Compensation

The corporation’s executive compensation and benefits package consists of direct compensation and corporation-sponsored benefit plans, including base salary, bonuses, health and welfare benefits, retirement plans, and stock option plans.  Each component is designed to contribute to a total package that is competitive, appropriately performance-based, valued by the corporation’s executives and aligns their interest with those of the shareholders.

Direct Compensation

Direct compensation consists of base salary, a quarterly cash award and an annual performance award.  All elements of direct compensation are linked to performance, either individual or corporation.  By creating these links, the corporation seeks to achieve its objective of performance-based, cost-effective compensation programs.

Base Salary

Base salary is designed to attract and retain experienced executives who can manage the corporation and achieve the corporation’s business goals.  Base salaries are generally targeted at the median of the competitive market.  The base salary for each named executive officer is determined based upon experience, expected personal performance, salary levels in effect for comparable positions with and without the industry, internal base salary comparability considerations and the responsibilities assumed by the named executive officer. While an executive’s initial salary is determined by an assessment of competitive market levels, the major factor in determining base salary increases is individual performance.  Executives who are new to a role may have base salaries below the market median; similarly, executives who have significant experience and have demonstrated sustained superior performance over time may have salaries above the market median.  The corporation usually grants annual increases to executives as well as increases needed to reflect changes in role, responsibility and the market competitive environment.  Although insurance benefits and retirement benefits are not taken into account when determining base salary, a named executive officer’s ability to participate in the Stock Option Plan is considered when determining the level of base salary.

Quarterly Cash Award

The quarterly cash award is tied to the corporation’s performance and is granted to all full time employees.  The quarterly cash award is made at the discretion of the Board of Directors and the Board does not establish specific performance goals but uses its subjective business experience in determining if an award is merited.  The award is designed to supplement base salary and align all full time employees’ interest with those of shareholders by linking the corporation’s performance to the cash award.  As all employees are eligible for the quarterly cash award, the quarterly cash award is not taken into consideration when base salary is determined.

Stock Option Plan

The stock option plan is designed to enhance the link between the creation of shareholder value and the corporation’s incentive compensation and provide an opportunity for increased equity ownership by the named executive officer.  Options under the plan are awarded as an annual performance award determined at the discretion of the Board which uses the corporation’s return on average tangible equity.  The Compensation Committee does not establish performance goals which the corporation must meet to automatically trigger the award.  Instead, the Compensation Committee looks at the corporation’s return on average tangible equity and considers all events which may affect the average tangible equity before determining whether or not it is appropriate to award benefits under the plan. The intent of the plan is to attract and retain executives, and to strengthen the link between compensation and increased returns for the shareholders, specifically return on average tangible equity. The awards are designed to provide each named executive officer with a significant incentive to manage the corporation from the perspective of an owner with an equity stake.  An individual’s award is approved in January based on the previous year’s performance as of December 31.  The options are issued with an exercise price of one dollar, are vested on the grant date and have no expiration date.  The awards are not tied to the release of any information.

Corporation-Sponsored Benefit Plans

The bank provides health and welfare and retirement benefit plans to executives.  The benefits package is designed to assist the named executive officers in providing for their own financial security in a manner that recognizes individual needs and preferences.

Insurance Plans

Group health, dental, vision, disability and group life insurance coverage are available to all eligible employees, including the named executive officers.  Such plans are standard in the industry and in the geographic area for all industries, as well as necessary to compete for talented employees at all levels of the corporation.  In general, the named executive officers participate in these benefits on the same basis as non-executive employees. Health and welfare plans are not tied to corporation or individual performance.  The costs of providing such benefits to all eligible employees is not taken into account when determining specific salaries of the named executives officers and is seen as a cost of doing business which will help keep the employee productive and engaged.

Retirement Plans

We currently provide retirement plans to our employees to provide long term financial security.  The retirement plans are designed to assist our employees in providing for their own financial security in a manner that recognizes individual needs and preferences.  The corporation provides retirement benefits through a combination of qualified and non-qualified plans (as defined under the Internal Revenue Code).

Profit Sharing/401K

We believe that it is essential for employees to save for retirement and as such have provided all employees a vehicle through which to contribute to their financial security in retirement.  The corporation maintains a profit sharing/401(k) plan which has a combined tax qualified savings feature and profit sharing feature.  The profit sharing/401(k) plan provides benefits to employees who have completed at least one year of service and are at least 21 years of age.  The corporation makes a contribution to the plan for each employee of 3% of their respective eligible compensation.  The corporation may make a discretionary contribution annually to the plan based upon the corporation’s performance, specifically return on average tangible equity.  The discretionary contribution is designed to award employees for helping the corporation achieve its performance goals.  Contributions are expressed as a percentage of base salary and quarterly bonus awards and named executive officers receive the same percentage of salary as all other employees.   Contributions to the profit sharing/401(k) are not taken into consideration when determining other levels of compensation.

Employee Stock Ownership Plan

To align the interests of the shareholders with the interests of the named executive officers, and other employees, the corporation offers an employee stock ownership plan.  The employee stock ownership plan provides an opportunity for increased equity ownership by the Named Executive Officers.  Contributions to the plan are based on corporate performance as a percentage of tangible equity and are computed as a percentage of the participants’ total earnings. The payment of benefits to participants is made at death, disability, termination or retirement.

Supplemental Insurance Plan

In an effort to offer certain named executive officers an additional method of saving for retirement and to account for some of the limitations with traditional pension plans, the corporation maintains a non-qualified deferred compensation plan in which the named executive officers are eligible to participate.

The participants may remain in the plan regardless of their employment status with the corporation.  During 2007, the plan was closed to new participants and amended to reflect changes in the amount of compensation permitted to be deferred.  The Chief Executive Officer and Executive Vice President currently participate in the plan.  The plan pays ten percent interest on plan balances and is intended to provide supplemental retirement benefits to enable the corporation to attract and retain officers.

Supplemental Executive Retirement Plan

In 2002, the corporation implemented a supplemental executive retirement plan, a non-qualifying plan, covering the Chief Executive Officer to provide for salary continuation in certain circumstances.  The plan is intended to provide supplemental retirement benefits to enable the corporation to attract and retain executives, and is a defined benefit plan.  It makes certain payments upon retirement, death, and disability.  However, if the Chief Executive’s employment is terminated for cause, he forfeits all benefits.  In addition, if he violates the restrictive covenant contained in the supplemental executive retirement plan, he forfeits his right to any further benefits.  The supplemental executive retirement plan encourages longevity and discourages competition after employment is terminated for any reason.

Change of Control Agreements

The Corporation has entered into change of control agreements with certain named executive officers.  The agreements are intended to attract and retain executives. In the event that the corporation and the bank undergo a change of control, as defined in the agreements, the agreements provide that certain severance benefits will be paid to each Named Executive Officer. The benefits were granted in order to recognize their past and present service and to provide incentive for their continued valued service.

Group Term Replacement Plan and Executive Bonus Plan

Named executive officers also participate in the corporation’s Group Term Replacement Plan which consists of split-dollar insurance plans whereby the corporation splits insurance proceeds from the death of the named executive officer with the named executive officer’s beneficiary.  The executive bonus plan was established to encourage the executive to remain in the employ of the corporation.  These types of plans are widely available in the financial services industry because the corporation will recover its plan costs upon the death of the named executive officer.  This benefit provides further incentive for longevity with the corporation.

Perquisites

The corporation provides a corporation-owned vehicle to the Chief Executive Officer and the Executive Vice President as their position requires travel offsite frequently for bank business.  The provision of a corporation vehicle is viewed as a normal benefit in the highly competitive financial services industry.

The Role of the Executive Officers in Setting Compensation

The Compensation Committee delegates to the President and Chief Executive Officer the responsibility of conducting annual reviews for the other executive officers.  The President and Chief Executive Officer proposes increases based on his subjective analysis of the individual’s contribution to the corporation’s strategic goals and objectives. In determining whether strategic goals have been achieved, the President and Chief Executive Officer considers numerous factors, including the following:  the corporation’s performance as measured by earnings, return on assets, return on equity, asset and liability quality, and audit findings. Although the President and Chief Executive Officer measures the performance and increases in compensation in light of these factors, no direct correlation exists between any specific criterion and the employees’ compensation. The President and Chief Executive Officer makes a subjective determination after review of all relevant information, including the above.

The President and Chief Executive Officer does not set or participate in the determination process of his annual base salary.

The Compensation Committee first reviews the recommended levels of compensation and approves the levels for presentation to the full Board of Directors.  The Board of Directors then advises the Chief Executive Officer on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel.

Independent Consultant

In 2007, the company engaged  L. R. Webber Associates to provide the corporation with an annual salary and benefits survey.  The survey was utilized to review the current salary ranges.  The firm was chosen because it conducts surveys within our market area.  L.R. Webber Associates’ sole role and specific contribution to the determination of compensation was to provide the survey.

Benchmarking

The survey provided by L.R. Webber Associates benchmarked salary and benefits from Pennsylvania financial institutions who participated in a survey conducted by L.R. Webber Associates.  Survey results were reported by bank asset size and geographic region and reported as salary ranges.  As a result of the benchmarking, the Compensation Committee determined that the salary levels for the named executive officers were below the weighted average for banks in the same asset size and geographic region.

Internal Revenue Code Limits on the Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation.  The named executive officers’ compensation programs are designed as not to exceed this limit.

Triggering Events in Contracts

Messrs. Shank, McDowell, and Klink are parties to change of control agreements.  The executive is compensated upon a termination after a change of control in order to ensure that decisions regarding potential change of controls are made in the best interests of the shareholders and that personal concerns regarding subsequent employment are minimized.

Mr. Shank’s change of control automatically becomes an employment agreement upon a change of control. The employment agreement portion of the change of control contains triggering events which are standard in the financial services industry: termination without cause and termination for good reason.  The contract is designed to give the executive the security of knowing that if his employment is terminated in one of those scenarios that the executive will receive some form of compensation during the transition phase from working for the corporation to finding another position.

Mr. Shank is a party to a Supplemental Executive Retirement Plan upon which vesting or payment is triggered by a change of control, death, early termination and retirement.  In addition, the contract contains a noncompetition provision, whereby the executive is not allowed to compete with the corporation or solicit customers of the corporation for a specific period of time.  Payments under the Supplemental Insurance Plan and Group Term Replacement Plan and Executive Bonus Plan are triggered upon a change of control, disability, early termination, retirement, or death.  The Compensation Committee believes that these triggering events are appropriate as they serve as important retention tools and are designed to provide replacement income upon a  termination after a change of control, early termination, disability or retirement.

Material Differences in Named Executive Officers’ Compensation

The named executive officers receive base salaries commensurate with their positions and responsibilities and with the executive’s past performance and longevity with the corporation and bank. Mr. Shank is the only executive who is a party to a change of control agreement which converts into an employment agreement. Given his longevity with the corporation and bank and his position as President and Chief Executive Officer, the Compensation Committee believes that this difference is appropriate.

COMPENSATION COMMITTEE REPORT

1.               The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and

2.               Based upon the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the corporation’s proxy statement.

Compensation Committee Members:

Kermit G. Hicks                     Terry L. Randall

Frederic M. Frederick

EXECUTIVE COMPENSATION

The table below reflects information concerning the annual compensation for services in all capacities to the corporation for the fiscal years ended December 31, 2006 and 2007 of those persons who were, as of December 31, 2007:

•	the Chief Executive Officer, Chief Financial Officer, and

•	the three most highly compensated Executive Officers of the corporation to the extent that the person’s total compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

(a) Name and Principal Position	(b) Year	(c) Salary ($)(1)	(d) Bonus ($)(2)	(e) Stock Awards ($)(3)	(f) Option Awards ($)(4)	(g) Non-Equity Incentive Plan Compensation	(h) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		(i) All Other Compensation ($)(5)	(j) Total ($)
Jeff B. Shank President/CEO	2007	$174,000	$24,037	$845	$27,896	—	$20,627	(6)	$33,093	$280,498
	2006	$160,000	$21,924	$895	$31,250	—	$20,627		$29,503	$264,199

John H. McDowell, Sr. Executive Vice President	2007	$128,000	$17,014	$845	$22,326	—	—		$25,955	$194,140
	2006	$118,000	$15,051	$895	$24,973	—	—		$22,387	$181,306

Franklin T. Klink, III Chief Financial Officer	2007	$98,500	$11,965	—	$13,970	—	—		$16,203	$140,638
	2006	$91,000	$10,144	—	$6,232	—	—		$13,937	$121,313

(1)          The amounts shown represent the base salary.  The amounts for 2007 and 2006 include deferred salary of $5,700 for Mr. Shank and $945 for Mr. McDowell.

(2)          Represents the aggregate yearly total for quarterly cash awards.

(3)          The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006 in accordance with FAS 123(R) for awards under the Employee Service Award Program.

(4)          The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006 in accordance with FAS 123(R) under the Annual Performance Award Program.

(5)          The amount for 2007 includes for Mr. Shank, $18,000 contribution to Profit Sharing Plan, and $11,250 contribution to ESOP; for Mr. McDowell $13,739 contribution to Profit Sharing Plan.  The amount for 2006 includes for Mr. Shank, $16,766 contribution to Profit Sharing Plan, and $10,479 contribution to ESOP; for Mr. McDowell $12,579 contribution to Profit Sharing Plan.

(6)          The amount reflects the aggregate actuarial increase in the present value of the benefits under Mr. Shank’s Supplemental Executive Retirement Plan.

Quarterly Cash Award

The quarterly cash award is tied to corporate performance and is granted to all full time employees.  The quarterly cash award is made at the discretion of the Board of Directors.  The quarterly cash award is determined by the bank’s return on average tangible equity.

Annual Performance Award

Awards granted to individual executives are at the discretion of the Board of Directors and may be made annually under the corporation’s Stock Option Plan for Officers.  The number of options awarded uses the corporation’s return on average tangible equity and a percentage of the award set by the Board of Directors.  An individual’s award is approved in January based on the previous year’s performance as of December 31.  The options are issued with an exercise price of one dollar, are vested on the grant date and have no expiration date.

Grants of Plan-Based Awards Table

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Option Awards ($/Sh) (#)	Grant Date Fair Value of Stock and Option Awards
Jeff B. Shank	December 1, 2007	20	—	—	$845
	January 10, 2007	—	641	$1	$27,896
Franklin T. Klink, III	January 10, 2007	—	321	$1	$13,970

John H. McDowell, Sr.	December 1, 2007	20	—	—	$845
	January 10, 2007	—	513	$1	$22,326

Outstanding Equity Awards at December 31, 2007

There were no unexercised options, unvested stock and equity incentive plan awards for the Named Executive Officers at December 31, 2007.

Deferred Compensation Plan — Supplemental Insurance Plan

The bank maintains a non-qualified deferred compensation plan for certain executives and officers.  Currently, only Messrs. Shank and McDowell participate in the plan.  The participants remain in the plan regardless of their employment status with the corporation.  During 2007, the plan was closed to new participants and changes in the amount of compensation permitted to be deferred.  The plan pays ten percent on plan balances.

Nonqualified Deferred Compensation Table

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Jeff B. Shank	$5,700	—	$23,107	0	$254,176
Franklin T. Klink, III	0	—	—	—	—
John H. McDowell, Sr.	$945	—	$10,318	0	$113,495

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Securities Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeff B. Shank President/CEO	641	$27,523	20	$845
Franklin T. Klink, III Chief Financial Officer	321	$13,930	—	—
John H. McDowell, Sr. Executive Vice President	513	$21,726	20	$845

The following table discloses the number of outstanding options, warrants and rights granted by the corporation to participants in equity compensation plans, not approved by shareholders, as well as the number of securities remaining available for future issuance under these plans.

Securities Authorized for Issuance Under Equity Compensation Plans

	(A) (#) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(B) ($) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(C) (#) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (A)

Non-Qualified Stock Option Plan	0	N/A	36,362
Stock Option Plan for Outside Directors	34,858	$34.34	54,383

The First National Bank of Greencastle is the wholly-owned operating subsidiary of Tower Bancorp, Inc.  As such, our benefit plans are principally organized at the bank level, as described below.

Pension Benefits Table

The following table summarizes the present value of accumulated benefits payable to Mr. Shank under his Supplemental Executive Retirement Plan during 2007.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Jeff B. Shank President/CEO	SupplementalExecutive Retirement Plan	N/A	$295,359	$0

Supplemental Executive Retirement Plan

In 2002, the corporation implemented a Supplemental Executive Retirement Plan (“SERP”), a non-qualifying plan, covering Jeff B. Shank.

If a change of control of the corporation occurs or Mr. Shank terminates his employment on or after the retirement age of 65, the bank will pay Mr. Shank $75,000 per year.  The benefit will be paid monthly, commencing on the first day of the month following Mr. Shank’s 65th birthday and continuing for 20 years.

If no change of control has occurred and Mr. Shank’s employment is terminated before the retirement age of 65 due to voluntary termination by Mr. Shank, non-renewal of his employment agreement, or for reasons other than cause, the bank pays Mr. Shank an accrued amount of benefit, as of the date of termination. This benefit is paid monthly, commencing on the first day of the month following Mr. Shank’s 65th birthday and continuing for 20 years.

If Mr. Shank dies while he is actively employed at the bank, his beneficiary receives a scheduled death benefit equal to the amount of his retirement benefit.  If Mr. Shank dies after reaching age 65, his beneficiary receives the remainder of his scheduled retirement benefits.

If the bank terminates Mr. Shank’s employment for cause, he forfeits the benefits provided under the SERP.  In addition, if Mr. Shank violates the restrictive covenant contained in the SERP, he forfeits his right to any further benefits under the SERP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Change in control agreements

The corporation has entered into change of control agreements with Messrs. Shank, McDowell and Klink.

Pursuant to the respective Named Executive Officer’s agreement if Mr. Klink’s employment is terminated for reasons other than cause, death, or disability,  then Mr. Klink will receive twenty-four (24) months of his monthly salary.

Pursuant to the terms of Mr. McDowell’s agreement, if his employment is terminated for reasons other than cause, death, or disability or if he terminates his employment for “good reason,” as defined in the agreement, then he shall receive two (2) times his base salary plus quarterly cash awards payable in twenty-four (24) monthly installments.

Pursuant to the terms of Mr. Shank’s agreement, upon a change of control, he receives an employment agreement for a three (3) year term upon the terms provided in the change of control which has been filed as an Exhibit 99.4 of the corporation’s 10-Q for the quarter ended September 30, 2002.  If his employment is terminated for reasons other than cause, death, or disability or if he terminates employment for “good reason,” as defined in the agreement, he will receive a lump sum payment equal to 2.99 times his base amount which is defined as the mean average of the total annual direct salary plus the mean average of the annual total bonuses paid to him during the three (3) calendar years immediately preceding the effective date of the change of control.

“Change of Control” is defined in the agreements as

                (A) a merger, consolidation or division involving the corporation, (B) a sale, exchange, transfer or other disposition of substantially all of the assets of the corporation, or (C) a purchase by the corporation of substantially all of the assets of another entity, unless after such merger, consolidation, division, sale, exchange, transfer, purchase or disposition a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of Directors of corporation;

                or any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the corporation or bank or any “person” who on the date hereof is a director or officer of the corporation or bank is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the corporation or bank representing thirty five (35%) percent or more of the combined voting power of the corporation’s or bank’s then outstanding securities;

                or during any period of one (1) year during the term of employment, individuals who at the beginning of such period constitute the Board of Directors of corporation or bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

Group Term Replacement Plans and Executive Bonus Agreements

The Named Executive Officers will also vest in the Group Term Replacement Plans upon a change of control as defined above.  Upon a termination following a change of control, the Named Executive Officers will be entitled to an annual bonus under and in an amount provided in the Executive Bonus Agreement. The Named Executive Officers will also vest in the Group Term Replacement Plans and Executive Bonus Agreements upon a termination due to disability.

Under the Group Term Replacement Plans and Executive Bonus Agreements, upon the death of the Named Executive Officer, the beneficiary shall receive the greatest of (1) the cash surrender value of the life insurance policy, (2) the aggregate premiums paid on the life insurance policy, or (3) the amount in excess of four times the base annual salary as defined in the agreement.  Upon a termination due to a disability, the Named Executive Officers will be entitled to an annual bonus under and in an amount provided in the Executive Bonus Agreement.

The Named Executive Officers participating in this plan are subject to a 3 year non-compete provision.

Supplemental Executive Retirement Plan

Mr. Shank participates in a supplemental employment retirement plan, whereby on retirement he will receive an annual benefit of $75,000 commencing on the first day of each month commencing with the month following his 65th birthday and continuing for 239 months.  If a change of control occurs, he will receive an annual benefit of $75,000 payable in annual equal monthly installments for 240 months.  If he dies, the beneficiary shall receive $75,000 annually commencing within 90 days of the Named Executive Officer’s death and continuing for 240 months.

As of December 31, 2007, if Mr. Shank voluntarily terminates his employment, he will receive an annual benefit of $11,571.   If his employment is terminated because of a disability, he will receive a  monthly benefit of $964.25 for 240 consecutive months.

Pursuant to the plan, Mr. Shank is subject to a two year non-compete provision.

Supplemental Insurance Plan

Messrs. Shank and McDowell participate in a Supplemental Insurance Plan which provides for specific fixed benefits upon retirement after age 65, total disability, and death.  The Supplemental Insurance Plan also allows such Named Executive Officers to defer income which earns interest at ten percent (10%) and which provides for payments upon retirement after age 65, total disability, and death in an amount equal to the amount deferred plus the accrued interest.

Disability Plan and Benefits

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed in the charts below, each Named Executive Officer will receive benefits under the corporation’s retirement plans, disability plan or payments under the corporation’s life insurance plan, as appropriate.

Upon any termination, the Named Executive Officer will receive a payment for his unused accrued vacation days.

Jeff B. Shank

The following table shows the potential payments upon termination or change of control of the corporation for Jeff B. Shank under his Supplemental Executive Retirement Plan, Change of Control Agreement, Supplemental Insurance Plan, Group Term Replacement Plan, and Executive Bonus Agreement.  The chart assumes the triggering events took place on December 31, 2007.

Agreement	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause Termination	For Cause Termination	Termination resulting from a Change of Control	Disability	Death
Supplemental Executive Retirement Plan	$120,440	$120,440	$295,359	$120,440	0	$295,359	$120,440	$780,675

Change of Control Agreement	0	0	0	0	0	$536,295	0	0

Supplemental Insurance Plan:	$254,176	$254,176	$254,176	$254,176	$254,176	$254,176	$254,176	$254,176

Group Term Replacement Plan	0	0	0	0	0	0	0	$600,000

Executive Bonus Agreement	0	0	0	0	0	$135,948	$135,948	$135,948

Accrued Vacation Days	$30,167	$30,167	$30,167	$30,167	$30,167	$30,167	$30,167	$30,167

Franklin T. Klink, III

The following table shows the potential payments upon termination or change of control of the corporation for Franklin T. Klink, III under his Change of Control Agreement, Group Term Replacement Plan, and Executive Bonus Agreement.  The chart assumes the triggering events took place on December 31, 2007.

Agreement	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause Termination	For Cause Termination	Termination resulting from a Change of Control	Disability	Death
Change of Control Agreement	0	0	0	0	0	$191,354	0	0

Group Term Replacement Plan	0	0	0	0	0	0	0	$412,000

Executive Bonus Agreement	0	0	0	0	0	$2,248	$2,248	$2,248

Accrued Vacation Days	$7,923	$7,923	$7,923	$7,923	$7,923	$7,923	$7,923	$7,923

John H. McDowell, Sr.

The following table shows the potential payments upon termination or change of control of the corporation for John H. McDowell, Sr. under his Change of Control Agreement, Supplemental Insurance Plan, Group Term Replacement Plan, and Executive Bonus Agreement.  The chart assumes the triggering events took place on December 31, 2007.

Agreement	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause Termination	For Cause Termination	Termination resulting from a Change of Control	Disability	Death
Change of Control Agreement	0	0	0	0	0	$230,963	0	0

Supplemental Insurance Plan:	$113,495	$113,495	$113,495	$113,495	$113,495	$113,495	$113,495	$113,495

Group Term Replacement Plan	$436,000	$436,000	$436,000	$436,000	0	$436,000	$436,000	$436,000

Executive Bonus Agreement	$4,611	$4,611	$4,611	$4,611	0	$8,573	$8,573	$8,573

Accrued Vacation Days	$21,675	$21,675	$21,675	$21,675	$21,675	$21,675	$21,675	$21,675

COMPENSATION OF DIRECTORS

Directors Fees.  During 2007, directors received a quarterly retainer of $3,000. The vice chairman of the board received a quarterly retainer of $4,250 and the chairman of the board received a quarterly retainer of $5,500.  Directors also received $400 for each board meeting they attended.  Each director is permitted 4 absences each year, and will not receive the $400 meeting fee for any meeting missed in excess of 4 meetings per year.  Other than the supplemental insurance plan and Director Fee Continuation Plan described below, there are no other special arrangements with any directors.

Supplemental Insurance Plan.  The bank maintains a Supplemental Insurance Plan for directors pursuant to which a director may elect to defer receipt of a portion of fees for Board meetings for at least 4 years or until he reaches age 65, whichever is later.  An amount equal to fees waived in addition to interest at an annual rate of 10% per year will be paid to each participating director or his designated beneficiary during a period of 10 years after the director reaches age 65.  Fees and interest paid by the bank will be recovered through insurance policies on the lives of participating directors.  Funds from the deferred fees of a participating director will be used to reimburse the bank for the costs of the premium for the insurance policies.  Messrs. Craig and Hicks are the only current directors participating in the Supplemental Insurance Plan.

Nonqualified Option Plan for Outside Directors.  The corporation maintains a non-qualified stock option plan for outside directors.  In accordance with the plan, options are granted at the fair market value of the common stock on the date of grant.  All options granted under the plan vest and become exercisable one (1) year after the date of grant, provided, however, that in the event of death, retirement, disability or change in control of the corporation or its affiliates all options shall vest immediately.  Each option granted under the plan expires upon the earlier of (i) one hundred and twenty (120) months following the date of grant, or (ii) one (1) year following the date on which the outside director ceases to serve in such capacity for any reason other than removal for cause.

Director Fee Continuation Plan.  The corporation has assumed agreements under a Director Fee Continuation Plan with Ms. Carbaugh and Mr. Randall pursuant to its acquisition of FNB Financial Corporation in 2006.  The agreements provide for an annual benefit to the director for ten years commencing upon termination of their directorship.  The directors are one hundred percent (100%) vested in the benefit, but would forfeit the benefits if discharged for cause.

Director Summary Compensation Table

The table below summarizes the compensation paid by the corporation to non-employee directors for the fiscal year ended December 31, 2007.

(a) Name	(b) Fees Earned or Paid in Cash	(c) Stock Awards ($)	(d) Option Awards ($)(1)	(e) Non-Equity Incentive Plan Comp	(f) Change in Pension Value and Nonqualified Deferred Comp Earnings		(g) All Other Compensation	(h) Total ($)
Patricia A. Carbaugh	$23,200	—	1,410	—	3,077	(2)	—	$27,687
James H. Craig, Jr.	$23,200	—	5,647	—	—		—	$28,847
Lois E. Easton	$23,200	—	5,647	—	—		—	$28,847
Frederic M. Frederick	$26,400	—	5,647	—	—		—	$32,047
Mark E. Gayman	$23,200	—	5,647	—	—		—	$28.847
Kermit G. Hicks	$33,200	—	5,647	—	—		—	$38,847
Harry D. Johnston	$23,200	—	1,410	—	—		—	$24,610
Robert L. Pensinger	$11,400	—	5,647	—	—		—	$17,047
Terry L. Randall	$23,200	—	1,410	—	2,461	(2)	—	$27,071

(1)

Reflects the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R) of stock options granted under the non-qualified stock option plan on January 10, 2007. As of December 31, 2007, each director has the following number of options outstanding: Dr. Craig: 7,208, Ms. Easton: 7,208, Mr. Frederick: 2,773, Mr. Gayman: 2,773, Mr. Hicks: 7,208, Mr. Pensinger: 7,208, Ms. Carbaugh: 160, Dr. Johnston: 160, and Mr. Randall: 160.

(2)	The amounts reflect the actuarial increase in the present value of the director’s benefits under the non-qualified Director Fee Continuation Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Jeff B. Shank, President and Chief Executive Officer of the corporation, is a member of the Board of Directors.  Mr. Shank makes recommendations to the Compensation Committee regarding compensation for employees.  Mr. Shank does not participate in conducting his own review.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of directors who meet the NASDAQ standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors, which was revised in October 2004 and most recently reviewed in November 2007 and was attached to the 2007 proxy statement as Appendix A.

The Audit Committee met with management periodically during the year to consider the adequacy of the corporation’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the corporation’s independent auditors and with appropriate corporation financial personnel and internal auditors. The Audit Committee also discussed with the corporation’s senior management and independent auditors the process used for certifications by the corporation’s chief executive officer and chief financial officer which are required for certain of the corporation’s filings with the Securities and Exchange Commission.

The Audit Committee met privately at its regular meeting with both the independent accountants and the internal auditors, as well as with the President, Executive Vice President and Treasurer, on a number of occasions, each of whom has unrestricted access to the Audit Committee.

The Audit Committee appointed Smith, Elliott Kearns & Company, LLC as the independent accountants for the corporation after reviewing the firm’s performance and independence from management.

Management has primary responsibility for the corporation’s financial statements and the overall reporting process, including the corporation’s system of internal controls.

The independent accountants audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the corporation in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and Smith Elliott Kearns & Company, LLC, the corporation’s independent accountants, the corporation’s audited financial statements prior to issuance. Management has represented, and Smith Elliott Kearns & Company, LLC has confirmed, to the Audit Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee received from and discussed with Smith Elliott Kearns & Company, LLC the written disclosure and the letter required by Independence Standards Board Standard No. 1. (Independence Discussions with Audit Committees) and has discussed Smith Elliott Kearns & Company, LLC’s independence with its representatives. These items relate to that firm’s independence from the corporation. The Audit Committee also discussed with Smith Elliott Kearns & Company, LLC matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard AU Section 380, “communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented.  The Audit Committee monitored the accountant’s independence, reviewed audit and non-audit services performed by Smith Elliott Kearns & Company, LLC and discussed with the accountants their independence.

In reliance on these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the corporation’s audited financial statements be included in the corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.  The Audit Committee and the Board have also recommended, subject to shareholder ratification, the selection of Smith Elliott Kearns & Company, LLC, as the corporation’s independent accountants for the year.

Aggregate fees billed to the corporation by Smith Elliott Kearns & Company, LLC for services rendered are presented below:

Year Ended December 31	2007	2006
Audit Fees	$67,900	$81,575
Audit Related Fees	2,717	11,265
Tax Fees	9,257	8,315
All Other Fees	0	0

Audit Fees include fees billed for professional services rendered for the audit of annual financial statement and fees billed for the review of financial statements included in the corporation’s Forms 10-Q and 10-K or services that are normally provided by Smith Elliott Kearns & Company, LLC in connection with statutory and regulatory filings or engagements.

Audit Related Fees include fees billed for assurance and related services by Smith Elliott Kearns & Company, LLC that are reasonably related to the performance of the audit or review of the corporation’s financial statements and are not reported under the Audit Fees section of the table above. These include fees for services related to merger consulting and due diligence.

Tax Fees include fees billed for professional services rendered by Smith Elliott Kearns & Company, LLC for tax compliance, tax advice, tax planning.  These services include preparation of federal and state tax returns.

All Other Fees include fees billed for products and services provided by Smith Elliott Kearns & Company, LLC, other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.  These include fees for services related to the bank’s employee benefit programs.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Smith Elliott Kearns & Company’s independence.

Audit Committee

James H. Craig, Jr.	Lois E. Easton	Mark E. Gayman
Kermit G. Hicks	Patricia A. Carbaugh	Terry L. Randall
Harry D. Johnston

CERTAIN TRANSACTIONS

With the exceptions noted below, there have been no material transactions between the corporation and the bank, nor any material transactions proposed, with any director or executive officer of the corporation and the bank, or any associate of any of the foregoing persons.  The corporation and the bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of the corporation and the bank and their associates on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers.  Total loans outstanding from the bank at December 31, 2007, to the corporation’s and bank’s officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $4,300,000 or approximately 5.5% of total equity capital. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

Prior to any business dealings with directors or executive officers, the board reviews and discusses any such transaction without the presence of the director or executive officer.

PRINCIPAL OFFICERS OF THE CORPORATION

The following table sets forth selected information, as of February 13, 2008, about the principal officers of the corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors.

Name and Office Held	Held Since	Bank Employee Since	Number Of Shares Beneficially Owned	Age as of February 13, 2008
Kermit G. Hicks Chairman of the Board	1983	(1)	35,278	72

Jeff B. Shank President and Chief Executive Officer	1991	1976	29,283	52

John H. McDowell, Sr. Executive Vice President/Secretary	1986	1977	17,265	58

Franklin T. Klink, III Vice President/Treasurer	2001	2001	5,245	52

(1)          Mr. Hicks is not an employee of the bank.

Each of the principal officers of the corporation has been employed as an officer or employee of the bank for more than 5 years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the corporation’s officers and directors, and persons who own more than 10% of the registered class of the corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the corporation with copies of all Section 16(a) forms they file.

The corporation believes that during the period January 1, 2007 through December 31, 2007, its officers and directors were in compliance with all filing requirements applicable to them, except for eleven reports each relating to one late transaction by each director and the two named executive officers.  The transactions related to options granted to officers and directors on January 10, 2007 which were reported on Forms 5 filed on January 28, 2008.  Also, three late reports each relating to one transaction by each named executive officer related to ESOP shares allocated in 2007 for the named executive officers which were reported on three Forms 5 filed on February 14, 2008. Mr. Hicks filed one late Form 4 on one transaction reported in 2007.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Unless instructed to the contrary, the proxyholders intend to vote all proxies for the ratification of the selection of Smith Elliott Kearns & Company, LLC as the corporation’s independent accountants for its 2008 fiscal year.  Smith Elliott Kearns & Company, LLC has advised the corporation that none of its members have any financial interest in the corporation.  Ratification of Smith Elliott Kearns & Company, LLC will require the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting.  Smith Elliott Kearns & Company, LLC served as the corporation’s independent public accountants for the 2007 fiscal year.  In addition to performing customary audit services, Smith Elliott Kearns & Company, LLC assisted the corporation and the bank with the preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the corporation for such services at its customary hourly billing rates.  These non-audit services were approved by the Board of Directors prior to the rendering of such services after due consideration of the effect of the performance thereof on the independence of the accountants.  The corporation’s Board of Directors approved these services and reviewed the nature and expense associated with the services. The Board concluded that there was no effect on the independence of the accountants.

In the event that the shareholders do not ratify the selection of Smith Elliott Kearns & Company, LLC as the corporation’s independent accountants for the 2008 fiscal year, another accounting firm may be chosen to provide independent audit services for the 2008 fiscal year.  The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Smith Elliott Kearns & Company, LLC as the independent accountants for the corporation for the year ending December 31, 2008.

ANNUAL REPORT

The corporation encloses a copy of the corporation’s 10-K for its fiscal year ended December 31, 2007, with this proxy statement.  A representative of Smith Elliott Kearns & Company, LLC, the accounting firm that examined the financial statements in the annual report, will attend the annual meeting.  The representative of Smith Elliott Kearns & Company, LLC will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the meeting.

SHAREHOLDER PROPOSALS

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the corporation’s proxy statement for its 2009 Annual Meeting of Shareholders must deliver the proposal in writing to the President of Tower Bancorp, Inc. at the principal executive offices at Center Square, Greencastle, Pennsylvania, not later than Wednesday, November 12, 2008.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented for consideration other than the  matters described in this proxy statement, but if any matters are properly presented, the proxyholders intend to vote on such matters in accordance with the recommendations of the Board of Directors.

ADDITIONAL INFORMATION

Upon written request of any shareholder, a copy of the corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including the financial statements and the schedules thereto, required to be filed with the SEC, may be obtained, without charge, from Franklin T. Klink, III, Treasurer, Tower Bancorp, Inc., P.O. Box 8, Center Square, Greencastle, Pennsylvania 17225.

REVOCABLE PROXY

TOWER BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 9, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michael J. Russo and Sara Hollinshead and each or any of them, proxies of the undersigned, with full power of substitution to act without the other, to vote all of the shares of Tower Bancorp, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Rescue Hose Company Special Events Center, 407 South Washington Street, Greencastle, Pennsylvania 17225, on Wednesday, April 9, 2008 at 1:30 p.m., prevailing time, and at any adjournment or postponement of the meeting as follows:

1.                  ELECTION OF TWO (2) CLASS C DIRECTORS TO SERVE FOR A THREE-YEAR TERM (EXCEPT AS MARKED TO THE CONTRARY BELOW):

Kermit G. Hicks			Patricia A. Carbaugh

☐	FOR	☐	WITHHOLD	☐	FOR ALL EXCEPT

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK “FOR ALL EXCEPT” AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.

2.                  PROPOSAL TO RATIFY THE SELECTION OF SMITH, ELLIOTT KEARNS & COMPANY LLC, CERTIFIED PUBLIC ACCOUNTANTS, AS THE INDEPENDENT AUDITORS FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.                 At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE AFORESAID SHAREHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

You are cordially invited to join us for a luncheon prior to the Annual Meeting, beginning at 12:30 p.m.

Yes I/we will join you for the luncheon and the Annual Meeting.  ☐

Number attending

Please be sure to sign and date this Proxy in the box below.       Date

       Shareholder sign above                                                                  Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

TOWER BANCORP, INC.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.